Exhibit 13.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES OXLEY ACT
Pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Satyam Computer Services Limited (the “Company”) hereby certifies, to such officer’s knowledge, that:
(i)	the accompanying Annual Report on Form 20-F of our company for the year ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our company.
Dated this April 27, 2007

By:	/s/ V. Srinivas
Director and Senior Vice President & Chief Financial Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of our company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.